UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 11, 2016

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers
Changes to Certain Executive Officers’ Base Salaries
On February 11, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of McDonald’s Corporation (the “Company”), approved the following base salary adjustments, effective March 1, 2016:

•	Stephen Easterbrook’s base salary was increased to $1,300,000 (an 18.2% increase);

•	Kevin Ozan’s base salary was increased to $700,000 (a 16.7% increase); and

•	Doug Goare’s base salary was increased to $650,000 (a 10.2% increase).

Awards to Certain Executive Officers under the Target Incentive Plan (“TIP”) for 2016
On February 11, 2016, the Committee approved the payout structure for the 2016 TIP awards for executives.
The target 2016 TIP awards for the Company’s “named executive officers” for whom disclosure was required in the Company’s most recent proxy statement as well as the Company’s Chief Financial Officer are as shown in the table below.

Name	Position	Target TIP Award as a Percentage of Base Salary
Stephen Easterbrook	President and Chief Executive Officer	175%
Kevin Ozan	Chief Financial Officer	100%
Peter J. Bensen	Chief Administrative Officer	125%
Douglas Goare	President, International Lead Markets	90%
David Hoffmann	President, High Growth Markets	90%

TIP payouts will be determined primarily by growth in the Company’s operating income in 2016 over its 2015 operating income, measured in constant currencies.  The officers listed above are not eligible to receive a TIP payout if the Company (and/or an applicable business segment) does not achieve growth in operating income in 2016.  Operating income is measured on a consolidated or business segment level basis, as applicable to each individual’s award. For Messrs. Easterbrook, Ozan and Bensen the payout will be based on consolidated performance.  For Mr. Goare, the payout will be based on a combination of the performance of the International Lead Markets segment and consolidated performance. For Mr. Hoffmann, the payout will be based on a combination of the performance of High Growth Markets segment and consolidated performance.
The maximum TIP award that any of the above individuals can earn in 2016 is 200% of the target award.
Award of Restricted Stock Units
On February 11, 2016, the Committee approved grants of restricted stock units or “RSUs” under the Company’s 2012 Omnibus Stock Ownership Plan (the “Plan”) to Messrs. Easterbrook, Ozan, Bensen, Goare and Hoffmann.
The RSUs cliff vest on February 11, 2019, subject to performance-based vesting conditions linked to the Company’s net income growth and return on incremental invested capital (“ROIIC”) for the period of January 1, 2016 through December 31, 2018 (the “Performance Period”). In addition to the net income and ROIIC performance metrics, the number of RSUs that vest may be increased or decreased based upon the Company’s total shareholder return relative to the S&P 500 Index over the Performance Period. The number of RSUs earned will range from 0% to 200% of the target number of RSUs granted.

For compensation purposes, operating income, net income and ROIIC are adjusted from the measures reported in our financial statements. Specifically, metrics are expressed in constant currencies to more accurately reflect underlying business trends. In addition, certain income and/or expense items that are not indicative of ongoing results may be excluded at the discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	February 18, 2016	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary